                                                                       EXHIBIT 5


                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10019
                                 (212) 455-2000


                                                                     May 9, 2005


Peabody Energy Corporation
701 Market Street
St. Louis, Missouri  63103

Ladies and Gentlemen:

         We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the "Company"), the Delaware subsidiaries of the Company named on
Schedule I hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors", taken together with the Delaware Guarantors, the "Guarantors"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) debt securities, which may be either senior ("Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (ii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the "Guarantees"); (iii) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"); (iv) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"); (v) preferred stock purchase rights that initially trade together with the Common Stock pursuant to the Company's preferred share purchase rights plan (the "Preferred Stock Purchase Rights"); (vi) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"); (vii) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement; and (viii) Debt Securities and Guarantees, Preferred Stock and Common Stock that may be issued upon exercise of Warrants. The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Preferred Stock Purchase Rights, the Warrants and the Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained


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                                      -2-

therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). Pursuant to Rule 415 under the Securities Act, the Securities that may be issued and sold or delivered by the Company may not exceed an aggregate initial offering price of $3,000,000,000 (together with any additional Securities that may be issued by the Company and the Guarantors pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act")).

         The Senior Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Senior Indenture") among the Company, the Guarantors, if applicable, and such trustee as shall be named therein (the "Senior Trustee"). The Senior Subordinated Debt Securities and the Subordinated Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Subordinated Indenture") among the Company, the Guarantors, if applicable, and such trustee as shall be named therein (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company, a debt security warrant agent to be named therein (the "Senior Debt Security Warrant Agent") and the Senior Trustee. The Senior Subordinated Debt Security Warrants and the Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, a debt security warrant agent to be named therein (the "Subordinated Debt Security Warrant Agent") and the Subordinated Trustee. The Warrants relating to the Preferred Stock will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Company and a preferred stock warrant agent to be named therein (the "Preferred Stock Warrant Agent"). The Warrants relating to the Common Stock will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and a common stock warrant agent to be named therein (the "Common Stock Warrant Agent"). The Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Preferred Stock Warrant Agreement and the Common Stock Warrant Agreement, are hereinafter referred to collectively as the "Warrant Agreements." Each of the Senior Debt Security Warrant Agent, Subordinated Debt Security Warrant Agent, Preferred Stock Warrant Agent and Common Stock Warrant Agent is referred to hereinafter as a "Counterparty."


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                                      -3-

         We have examined the Registration Statement and the exhibits filed with the Commission on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities and the related Guarantees, if applicable, the Indentures will have been duly authorized, executed and delivered by the Company and the Guarantors, if applicable and (2) if applicable, execution, delivery and performance by each Non-Delaware Guarantor of the Guarantees will not violate the laws of its jurisdiction of incorporation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States). We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.


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                                      -4-


         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly and constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Subsidiary Guarantor that is a partnership, the Board of Directors of the general partner), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

         4. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

         5. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


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                                      -5-

         Our opinions set forth in paragraphs 1, 2 and 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett LLP

                                        SIMPSON THACHER & BARTLETT LLP





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                                   SCHEDULE I

DELAWARE GUARANTORS

American Land Holdings of Indiana, LLC
Appalachia Mine Services, LLC
Arid Operations Inc.
Beaver Dam Coal Company
Big Sky Coal Company
Black Beauty Holding Company, LLC
Black Stallion Coal Company, LLC
Black Walnut Coal Company
Bluegrass Coal Company
BTU Empire Corporation
BTU Venezuela LLC
Caballo Coal Company
Charles Coal Company
Cleaton Coal Company
Coal Properties Corp.
Coal Reserves Holding Limited Liability Company No. 1
Coal Reserves Holding Limited Liability Company No. 2
COALSALES, LLC
COALSALES II, LLC
COALTRADE International, LLC
COALTRADE, LLC
Colorado Yampa Coal Company
Cook Mountain Coal Company
Cottonwood Land Company
Coulterville Coal Company, LLC
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dodge Hill Holding JV, LLC
Dodge Hill of Kentucky, LLC
Eastern Royalty Corp.
Gallo Finance Company
Gold Fields Chile, S.A.
Gold Fields Mining, LLC
Gold Fields Operating  Co.-Ortiz
HMC Mining, LLC
Hayden Gulch Terminal, Inc.
Highland Mining Company
Highwall Mining Services Company
Independence Material Handling Company
Indian Hill Company
Interior Holdings Corp.
James River Coal Terminal Company
Jarrell's Branch Coal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Logan Fork Coal Company
Martinka Coal Company
Midwest Coal Acquisition Corp.
Mountain View Coal Company
Mustang Energy Company, L.L.C.
Patriot Coal Company, L.P.
PDC Partnership Holdings, Inc.
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Coal Company
Peabody Development Company, LLC
Peabody Development Land Holdings, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Investments Corp.
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Peabody Energy Solutions, Inc.
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Southwestern Coal Company
Peabody Terminals, Inc.
Peabody Venezuela Coal Corp.
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
PEC Equipment Company, LLC
PHC Acquisition Corp.
Pine Ridge Coal Company
Point Pleasant Dock Company, LLC
Pond Creek Land Resources, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal Company
Prairie State Generating Company, LLC
Randolph Land Holding Company, LLC
Rio Escondido Coal Corp.
Rivers Edge Mining, Inc.
Riverview Terminal Company
Seneca Coal Company
Sentry Mining Company
Shoshone Coal Corporation
Snowberry Land Company
Star Lake Energy Company, L.L.C.
Thoroughbred, L.L.C.
Thoroughbred Generating Company, L.L.C.
Thoroughbred Mining Company, L.L.C.
Twentymile Coal Company

                                   SCHEDULE II


NON-DELAWARE GUARANTORS                              JURISDICTION OF INCORPORATION OR ORGANIZATION
-----------------------                              ---------------------------------------------

Affinity Mining Company                                       West Virginia
Arclar Company, LLC                                           Indiana
Big Ridge, Inc.                                               Illinois
Black Beauty Coal Company                                     Indiana
Black Beauty Equipment Company                                Indiana
Black Beauty Mining, Inc.                                     Indiana
Black Beauty Resources, Inc.                                  Indiana
Black Beauty Underground, Inc.                                Indiana
Black Hills Mining Company, LLC                               Illinois
Colony Bay Coal Company                                       West Virginia
Dixon Mining Company, LLC                                     Kentucky
Dodge Hill Mining Company, LLC                                Kentucky
EACC Camps, Inc.                                              West Virginia
Eagle Coal Company                                            Indiana
Eastern Associated Coal Corp.                                 West Virginia
Empire Marine, LLC                                            Indiana
Falcon Coal Company                                           Indiana
Grand Eagle Mining, Inc.                                      Kentucky
Hillside Mining Company                                       West Virginia
Kanawha River Ventures I, LLC                                 West Virginia
Midco Supply and Equipment Corporation                        Illinois
North Page Coal Corp.                                         West Virginia
Ohio County Coal Company                                      Kentucky
Peabody Holding Company, Inc.                                 New York
Sterling Smokeless Coal Company                               West Virginia
Sugar Camp Properties                                         Indiana
Union County Coal Co., LLC                                    Kentucky
Yankeetown Dock Corporation                                   Indiana